Exhibit 99.1

Applied Optoelectronics Breaks Ground on Planned Manufacturing Facility in the City of Sugar Land

Sugar Land, Texas, Feb. 13, 2026 – Applied Optoelectronics, Inc. (NASDAQ: AAOI) (“AOI”), a leading provider of advanced optical and HFC networking products that power the internet, held a groundbreaking ceremony on Tuesday, February 10, for its new 210,000 square foot manufacturing facility located at 1111 Gillingham St. in Sugar Land, Texas.

“The commencement of construction on our new manufacturing facility in Sugar Land marks an important milestone for AOI,” said Dr. Thompson Lin, AOI’s Founder, President and Chief Executive Officer. “We plan to increase our investment in this facility and our headquarters from $150 million to potentially $300 million by the end of next year. We’ve committed to creating 500 local jobs related to the programming of AOI’s automated production lines, and we believe this expansion project, intended to support the growing needs of our industry and customers, will position us as one of the largest domestic suppliers of optical transceivers for the AI and datacenter industry.”

“The state of Texas has done a phenomenal job in positioning itself to be the leader in AI,” said Dr. Stefan Murry, AOI’s Chief Financial Officer and Chief Strategy Officer. “As we begin construction on our previously announced manufacturing facility, we are proud to expand our US footprint, manufacturing capacity, and bring new jobs to Sugar Land. We are deeply appreciative of our hardworking employees, and the local, state, and federal officials whose ongoing support has been instrumental to our expansion plans.”

Representatives from the city, including Mayor Carol McCutcheon, attended the event, along with officials from Fort Bend County and members of the project team, including Colleyville-based LCC3 Solutions Inc. and Atlantic Building Consultant & Services, which are serving as contractors and construction managers for the project.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s plans and objectives, including with respect to increasing the company’s investment to potentially $300 million, the timing of such investment, and creating local jobs; and management’s beliefs and expectations, including the positioning of the company as one of the largest domestic suppliers for the AI and datacenter industry. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

About Applied Optoelectronics

Applied Optoelectronics, Inc. (AOI) is a leading developer and manufacturer of advanced optical and Hybrid Fiber-Coax (HFC) networking products that are the building blocks for AI datacenters, CATV and broadband fiber access networks around the world. AOI supplies this critical infrastructure to tier-one customers across cloud computing, CATV broadband, telecom, and FTTH markets. The company has R&D facilities in Atlanta, GA, and engineering and manufacturing facilities at its corporate headquarters in Sugar Land, TX, as well as in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com. # # #

Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com